DELOITTE & TOUCHE LLP
LINCOLN, NEBRASKA



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to the Registration Statement No. 33-19894 of SMITH HAYES Trust, Inc. d/b/a Lancaster Funds filed on Form N-1A of our reports dated July 25, 1997 appearing in the Annual Reports dated June 30, 1997, and to the reference to us under the heading "Auditors" in the Prospectuses and Statements of Additional Information, which are a part of such Registration Statement.


Deloitte & Touche LLP

Lincoln, Nebraska
October 23, 1997